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Exhibit 99.19

REGISTRATION RIGHTS AGREEMENT

    REGISTRATION RIGHTS AGREEMENT (as amended, modified or supplemented from time to time, this "Registration Rights Agreement"), dated as of June 15, 2001, by and between PictureTel Corporation, a Delaware corporation, having its principal office at 100 Minuteman Road, Andover, MA 01810 (the "Company"), and Polycom, Inc., a Delaware corporation having its principal office at 1565 Barber Lane, Milpitas, CA 95035 ("Parent").

    A.  Pursuant to the terms of an Agreement and Plan of Merger, dated as of May 24, 2001, among the Company, Pharaoh Acquisition Corp. and Parent (as amended, modified or supplemented from time to time, the "Merger Agreement"), and on the terms and conditions set forth therein, Parent is obligated to purchase from the Company an 8% Senior Convertible Note due 2003—Series A in the original principal amount of $6,600,000 (the "Series A Note") and an 8% Senior Convertible Note due 2005—Series B (the "Series B Note").

    B.  The Series A Note and the Series B Note (each, a "Convertible Note" and collectively, the "Convertible Notes") have been or will be issued pursuant to a Note Agreement, dated as of June 15, 2001, entered into by and between the Company and Parent (the "Note Agreement").

    C.  In connection with the Merger Agreement and the Note Agreement, the Company has agreed to provide the registration rights set forth in this Registration Rights Agreement for the benefit of Parent and any subsequent holders of the Convertible Notes.

    1.  Certain Definitions.

    For purposes of this Registration Rights Agreement, the following terms shall have the following respective meanings:

      (a) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

      (b) "Effective Time" shall mean the date on which the Commission declares the Shelf Registration effective or on which the Shelf Registration otherwise becomes effective.

      (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

      (d) "Interest Payment Date" means Feburary 28, May 31, August 31 and November 30 of each year.

      (e) "Issue Date" shall mean the date on which a Convertible Note is initially issued.

      (f)  "Common Stock" shall mean common stock, par value $0.01 per share of the Company authorized on the date hereof.

      (g) "Person" shall mean a corporation (including a business trust), association, partnership, organization, business, individual, limited liability company, a joint stock company, a joint venture or other entity or government or political subdivision thereof or governmental agency.

      (h) "Registrable Securities" shall mean any Shares subject to registration under the Securities Act pursuant to this Agreement.

      (i)  "Registration Expenses" shall have the meaning assigned thereto in Section 4 hereof.

      (j)  "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

      (k) "Shares" shall mean the Common Stock issuable upon exercise of the Convertible Notes and any securities of the Company issued as a dividend on or other distribution with respect to, or in exchange for or replacement of, such Common Stock.

      (l)  "Shelf Registration" shall have the meaning assigned thereto in Section 2 hereof.

    In addition, capitalized terms not defined herein shall have the meanings given to them in the Convertible Notes.

    2.  Shelf Registration of Shares; Other Registrations.

      (a) Within 120 days after the Company and Parent enter into the Merger Agreement, the Company shall file under the Securities Act a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by Parent pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission of, all Shares in accordance with the methods of distribution elected by Parent and set forth in such registration statement (the "Shelf Registration"). The Company agrees to use its commercial best efforts to cause the Shelf Registration to become or be declared effective no later than the later of 90 days after the date the Shelf Registration is initially filed with the Commission and immediately after the termination of the Merger Agreement (the "Effectiveness Date") and to keep such Shelf Registration continuously effective for a period ending on the earliest to occur of (i) the redemption or repayment in full by the Company of the Convertible Notes, (ii) the sale of all of the Shares, or (iii) such time as Parent may sell all of such Shares pursuant to Rule 144(k) under the Securities Act without volume or manner of sale restrictions (in any such case, such period being called the "Effectiveness Period"). The Company further agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company agrees to furnish to Parent copies of any such supplement or amendment prior to its being used and/or filed with the Commission, and will not file any such supplement or amendment to which Parent reasonably objects.

      (b) Notwithstanding the foregoing and subject to Section 2(c) herein, following the Effective Time, the Company may, at any time, suspend the effectiveness of such Shelf Registration for up to 30 days, as appropriate (a "Suspension Period"), by giving written notice to Parent, if the Board of Directors of the Company shall have determined, in its reasonable judgment, that the Company shall be required to disclose any material corporate development which disclosure would have a material adverse effect on the Company. The Company will use its best efforts to minimize the length of any Suspension Period. Notwithstanding the foregoing, no more than one Suspension Period may occur within any 180-day period; provided that upon the written consent of Parent, which consent will not be unreasonably withheld, the Company may extend a Suspension Period for up to an additional 15 days; provided further, that the Company shall provide Parent with such information as is reasonably requested by Parent to determine whether to consent to such request for extension. Parent agrees that, upon receipt of any written notice from the Company of a Suspension Period, Parent shall forthwith discontinue disposition of shares covered by the Shelf Registration until Parent (i) is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and/or (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

      (c) If on or prior to the Effectiveness Date, the Company has failed to use continuously its best efforts to cause a Shelf Registration to be declared effective (a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Convertible Notes from and including the date following such Registration Default until such time as such Shelf Registration is filed or such Shelf Registration is declared effective, as the case may be. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first Interest Payment Date (as defined in the applicable Convertible Note) following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default.

      (d) Liquidated Damages on the Convertible Notes shall be paid by the Company on each Interest Payment Date in the same manner as interest is paid on such Convertible Notes as provided in the forms of the respective Convertible Notes.

      (e) The Company and Parent agree the detriment resulting from the Company's failure to timely file or to cause the Shelf Registration to be declared effective or the suspension of the effectiveness of the Shelf Registration and the calculation of such damage would be extremely difficult and impracticable. The Company and Parent agree that the amounts set forth above as liquidated damages is a reasonable sum considering all of the circumstances existing on the date of this Agreement, including the relationship of the sum to the range of harm that Parent could reasonably be anticipated to suffer and the anticipation that proof of actual damages would be costly or inconvenient.

      (f)  The rights of Parent to Liquidated Damages as set forth in Section 2(c) are not intended to be exclusive of any other right or remedy, and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

    3.  Registration Procedures.

      (a) In connection with any obligation of the Company to register the Registrable Securities, the Company shall use its best efforts to effect or cause such registration to permit the sale of the Registrable Securities by Parent in accordance with the intended method or methods of distribution thereof described in the applicable registration statement. In connection therewith, the Company shall, within the time specified in Section 2 above:

         (i) prepare and file with the Commission a registration statement on any form which may be used by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by Parent;

        (ii) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by Parent set forth in such registration statement;

        (iii) provide (A) Parent, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), if any, thereof, (C) the sales or placement agent, if any, therefor, (D) counsel for such underwriters or agent, and (E) one counsel for Parent the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto;

        (iv) for a reasonable period prior to the filing of such registration statement, and throughout the period specified in Section 2 hereof, make available for inspection by the parties referred to in Section 3(a)(iii) above such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records provided by the Company until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

        (v) promptly notify Parent, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or overt threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 5 hereof cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or overt threatening of any proceeding for such purpose, or (F) at any time when a prospectus is required to be delivered under the Securities Act, if such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

        (vi) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

       (vii) if requested by any managing underwriter or underwriters, any placement or sales agent or Parent, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission that such managing underwriter or underwriters, such agent or Parent specifies should be included therein relating to the terms of the sale of such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold by Parent, or agent or to any underwriters, the name and description of Parent, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by Parent or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

       (viii) furnish to Parent, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(a)(iii) a copy of such registration statement in the form in which it became effective, each such amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and such number of copies of such registration statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by Parent, agent or underwriter, as the case may be) and of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as Parent, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by Parent, offered or sold by such agent or underwritten by such underwriter and to permit Parent, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by Parent and by any such agent and underwriter, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

        (ix) use its best efforts to (A) register or qualify the Registrable Securities to be included in such registration statement under such securities laws or blue sky laws of such jurisdictions as Parent and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the respective periods such registration statements are required to remain effective under Section 2 above and for so long as may be necessary to enable Parent or any agent or underwriter to complete its distribution of Registrable Securities pursuant to such registration statement and (C) take any and all other actions as may be reasonably necessary or advisable to enable Parent, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (I) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(a)(ix) or (II) consent to general service of process in any such jurisdiction;

        (x) use its best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Shelf Registration or the offering or sale in connection therewith or to enable Parent to offer, or to consummate the disposition of, its Registrable Securities;

        (xi) cooperate with Parent and the managing underwriters, if any, to facilitate the timely preparation and delivery of any certificates representing Registrable Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, and which shall not, once sold under such registration statement, bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities;

       (xii) enter into one or more underwriting agreements, engagement letters, agency agreements or similar agreements, as appropriate, including (without limitation) customary provisions relating to indemnification and contribution, and take such other actions in connection therewith as Parent shall request in order to expedite or facilitate the disposition of the Registrable Securities;

       (xiii) notify Parent in writing of any proposal by the Company to amend or waive any provision of this Registration Rights Agreement pursuant to Section 7(g) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

       (xiv) in the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD; and

       (xv) in the case of Shares, use its best efforts to have the Shares approved for trading in accordance with the rules of the principal securities market in the United States on which such Shares are then trading.

      (b) In the event that the Company would be required, pursuant to Section 3(a)(v)(F) above, to notify Parent, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Company shall, as promptly as practicable, prepare and furnish to Parent, to each placement or sales agent, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended in form and substance reasonably satisfactory to them, so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Parent agrees that upon receipt of any written notice from the Company pursuant to Section 3(a)(v)(F) hereof, Parent shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until Parent shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, Parent shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in Parent's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

      (c) The Company may require Parent to furnish to the Company such information regarding Parent and Parent's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act and the rules and regulations thereunder. Parent agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by Parent to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding Parent or its intended method of distribution of such Registrable Securities or omits or would omit to state any material fact regarding Parent or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to Parent or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Parent agrees that upon delivering any notice to the Company pursuant to this Section 3(c), Parent shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until Parent shall have the received copies of such amended or supplemented prospectus, and if so directed by the Company, Parent shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Parent's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

    4.  Registration Expenses.  The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (i) all Commission and any NASD registration and filing fees and expenses, (ii) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(a)(x) hereof, including reasonable fees and disbursements of counsel for the placement or sales agent or underwriters in connection with such qualifications, (iii) all fees and expenses in connection with the approval for trading of the Shares on the applicable securities market, (iv) all expenses relating to the preparation, printing, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Registrable Securities and all other documents relating hereto, (v) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), and (vi) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance) (collectively, the "Registration Expenses"). In addition, in the event of an underwritten public offering of Registrable Securities, the Company shall pay the fees and expenses of a single counsel selected by the holders of a majority of the Registrable Securities to be included in such underwritten offering to represent them, in an amount not to exceed $25,000. Parent shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of the Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by Parent.

    5.  Representations and Warranties.  The Company represents and warrants to, and agrees with, Parent that:

      (a) Each registration statement covering Registrable Securities and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(a)(ix) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto will conform in all material respects to the requirements of the Securities Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than (i) during a Suspension Period and (ii) from (A) such time as a notice has been given to Parent pursuant to Section 3(a)(v)(F) hereof until (B) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(b) hereof, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(c)(ix) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Parent expressly for use therein.

      (b) Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, or if amended, when amended, as the case may be, will conform or conformed in all material respects to the requirements of the Exchange Act, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Parent expressly for use therein.

    6.  Indemnification.

      (a)  Indemnification by the Company.  Upon the registration of Registrable Securities pursuant to Section 2 hereof, and in consideration of the agreements of Parent contained herein, and as an inducement to Parent to enter into the Merger Agreement and the Note Agreement, the Company shall, and it hereby agrees to, indemnify and hold harmless Parent and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Registrable Securities, and their respective directors officers, partners, agents and affiliates, against any losses, claims, damages or liabilities, joint or several, to which the Parent or any such agent or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to Parent, any such agent or any such underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall, and it hereby agrees to, reimburse Parent, any such agent and any such underwriter, and their respective directors, officers, partners, agents and affiliates, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein.

      (b)  Indemnification by Parent and any Agents and Underwriters.  The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2 hereof and to entering into any underwriting agreement with respect thereto, that the Company shall have received an agreement or undertaking reasonably satisfactory to it from Parent and each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to Parent, any agent or any underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

      (c)  Notices of Claims, Etc.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Section 6(a) or 6(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

      (d)  Contribution.  Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if Parent or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), Parent shall not be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by Parent from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which Parent may have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Parent's and any underwriters' obligations in this Section 6(d) to contribute shall be several in proportion to the amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

      (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of the Company, any agent and any underwriter and each person, if any, who controls the Company or any agent or underwriter within the meaning of the Securities Act; and the obligations of Parent and any agents and underwriters contemplated by this Section 6 shall be in addition to any liability which Parent or any such agent or underwriter, respectively, may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Parent (including any person who, with his consent, is named in any registration statement as about to become a director of Parent) and to each person, if any, who controls Parent within the meaning of the Securities Act.

    7.  Miscellaneous.

      (a)  No Inconsistent Agreements.  Other than pursuant to the Stock Purchase and Investor Rights Agreement dated January 18, 1999 and the Stock Purchase and Investors Rights Agreement dated July 13, 2000, the Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to its Common Stock or any other securities which would be inconsistent with the terms contained in this Agreement.

      (b)  Specific Performance.  The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

      (c)  Notices.  Any notice or other communication required or permitted to be given hereunder shall be deemed effectively given when personally delivered, telexed, transmitted by facsimile or mailed by pre-paid certified mail, return receipt requested, or by telephone when confirmed in writing by one of the preceding methods addressed as follows (as applicable):

    If to the Company, to:

    PictureTel Corporation
    100 Minuteman Road
    Andover, MA 01810
    Attention: Lewis Jaffee
    Facsimile Number: (978) 292-3394

    with a copy to:

    Ropes & Gray
    One International Place
    Boston, MA 02110
    Attention: Howard K. Fuguet, Esq.
    Facsimile Number: (617) 951-7050

    If to Parent, to:

    Polycom, Inc.
    1565 Barber Lane
    Milpitas, CA 95035
    Attention: Robert C. Hagerty and Frederick Gonzalez
    Facsimile Number: (408) 474-2955

    with a copy to:

    Wilson Sonsini Goodrich & Rosati, P.C.
    650 Page Mill Road
    Palo Alto, CA 94304
    Attention: Mark A. Bertelsen, Esq.
    Facsimile Number: (650) 496-4367

  or to such other address or number and to the attention of such other person as either party may designate by written notice to the other party. Notice shall be effective upon actual receipt.

      (d)  Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of Parent, any director, officer or partner of Parent, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing.

      (e)  Law Governing.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      (f)  Headings.  The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

      (g)  Entire Agreement; Amendments.  This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersede all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and Parent.

      (h)  Assignment.  In connection with (i) any transfer of the Convertible Notes to (a) any affiliate of Parent or (b) any portion of the Convertible Note in a principal amount of not less than $1,000,000, (ii) the transfer of any of the Shares to an affiliate of Parent or (iii) the transfer of at least 50,000 of the Shares to any other Person, so long as in any event, such transfer is permitted under, and made in accordance with the provisions of the Note Agreement and the Convertible Notes, Parent may assign its rights hereunder in respect of such Convertible Notes and/or Shares to the transferee. Upon such assignment the transferee shall, insofar as the transferred Convertible Notes and/or Shares are concerned, be entitled to all of the rights, and be subject to all of the obligations, of Parent under this Registration Rights Agreement, and all references to the "Parent" herein shall thereafter be deemed to include Parent, or such transferee, or both, as the circumstances warrant and all decisions to be made or actions taken by Parent shall be deemed to be made or taken by the holders of a majority in interest of the Registrable Securities (assuming the pro forma conversion of the Convertible Notes as of any date of determination).

      (i)  Counterparts.  This agreement may be executed by the parties counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

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    Agreed to and accepted as of the date referred to above.

PICTURETEL CORP.
By:	/s/ DALTON T. EDGECOMB Name: Dalton T. Edgecomb Title: Chief Financial Officer
POLYCOM, INC.
By:	/s/ MICHAEL R. KOUREY Name: Michael R. Kourey Title: Chief Financial Officer

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  Exhibit 99.19
REGISTRATION RIGHTS AGREEMENT